United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant ☑                                                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ESP RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ESP RESOURCES, INC.
111 Lions Club Street
Scott, Louisiana 70583

August 10, 2012

Dear Stockholder:

I invite you to attend the 2012 Annual Meeting of Stockholders of ESP Resources, Inc. (“Annual Meeting”).  The Annual Meeting will be held at 10:00 a.m. CST on Friday, September 28, 2012, at the JW Marriott New Orleans, 614 Canal St., New Orleans, LA 70130 - Telephone: (504) 525-6500.

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet.  This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.  On or about August 17, 2012, we expect to mail to our shareholders a Notice and Access to Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2012 Proxy Statement and 2011 Annual Report to shareholders.  The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.  On or about August 17, 2012, we expect to mail this Proxy Statement and the enclosed Proxy Card to certain shareholders.

On the following pages, you will find the Notice of our 2012 Annual Meeting of Stockholders and the Proxy Statement that describes the matters to be considered at the Annual Meeting.  We also have enclosed your Proxy Card and our Annual Report for the year ended December 31, 2011.  You will find voting instructions on the enclosed Proxy Card.  If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

The Annual Meeting is an excellent opportunity to learn more about ESP Resources’ business and operations.  We hope you will be able to attend.

Thank you for your ongoing support and continued interest in ESP Resources.

Sincerely yours,

David Dugas
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.  PLEASE VOTE IN THE MANNER EASIEST FOR YOU PURSUANT TO THE INSTRUCTIONS IN THE NOTICE AND ACCESS TO INTERNET AVAILABILITY OF PROXY MATERIALS PROMPTLY IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.  IF YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS, A RETURN ENVELOPE WILL BE ENCLOSED FOR THAT PURPOSE.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 2012

Internet Availability of Proxy Materials

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record.  Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to shareholders of record and on the Notice and Access to Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder).  The Notice will also include instructions for shareholders who hold their shares in street name on how to access the proxy card to vote over the Internet.  Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.  The Notice is not a form for voting and presents only and overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. Please access and review the proxy materials before voting.

The Proxy Statement and our 2011 Annual Report to Stockholders will be available at:  www.iproxydirect.com/ESPI.

ESP RESOURCES, INC.
111 LIONS CLUB STREET
SCOTT, LOUISIANA 70583

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

September 28, 2012 at 10:00 a.m., CST

PLACE:

JW Marriott New Orleans, 614 Canal St., New Orleans, LA 70130 - Telephone: (504) 525-6500

ITEMS OF BUSINESS:

●   To consider and act upon a proposal to elect three (3) members of the Board of Directors to one-year terms;

●   To consider and act upon a proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

●   To transact such other business as may properly come before the Annual Meeting.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on August 10, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 28, 2012.  Our Proxy Statement is attached.  Financial and other information concerning ESP Resources, Inc., is contained in our Annual Report to shareholders for the fiscal year ended December 31, 2011.  The Proxy Statement and our fiscal 2011 Annual Report to shareholders will be available on the Internet at:  www.iproxydirect.com/ESPI.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote by internet, mail, fax or telephone. Please follow the instructions on the Notice and Access to Internet Availability of Proxy Materials.

Beneficial Stockholders may vote if your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any Proxy may be revoked at any time prior to its exercise at the Annual Meeting.  Shareholders are not entitled to assert dissenter rights under NRS 92A.300 to 92A.500.

By Order of the Board of Directors,

August 10, 2012	David Dugas
Scott, Louisiana	Chief Executive Officer and President

ESP RESOURCES, INC.
111 LIONS CLUB STREET
SCOTT, LOUISIANA 70583

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2012

This Proxy Statement is being provided to you by ESP Resources’ Board of Directors (the “Board”) in connection with our 2012 Annual Meeting of Stockholders.  The Annual Meeting will be held at 10:00 a.m. CST on September 28, 2012, at the JW Marriott New Orleans, 614 Canal St., New Orleans, LA 70130 - Telephone: (504) 525-6500, for the purposes set forth in the accompanying Notice of 2012 Annual Meeting of Stockholders and this Proxy Statement.  We expect to mail this information to stockholders entitled to vote at the Annual Meeting on or about August 17, 2012.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will be asked to consider and act upon:

(1)   a proposal to elect three (3) members of the Board to one-year terms;

(2)   a proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(3)   such other business as may properly come before the Annual Meeting.

The Board knows of no other business to be presented for consideration at the Annual Meeting.  Each proposal is described in more detail in this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING, PROXIES, PROPOSALS AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders, whom we also refer to as shareholders in this Proxy Statement, will consider and vote on the following matters:

(1)   The election of the three (3) nominees named in this Proxy Statement to our Board, each for a term of one year;

(2)   The ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The shareholders will also act on any other business that may properly come before the meeting.

Who can vote?

To be able to vote, you must have been an ESP Resources shareholder of record at the close of business on August 10, 2012.  This date is the Record Date for the Annual Meeting.  Shareholders of record who own our voting securities at the close of business on August 10, 2012 are entitled to vote on each proposal at the Annual Meeting.

How many votes do I have?

Each share of our common stock that you own on the Record Date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important no matter how many shares you own.  Please take the time to vote.  Take a moment to read the options for voting below.  Choose the way to vote that is easiest and most convenient for you, follow the  and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of three ways as follows:

(1)   You may vote over the Internet.  If you have Internet access, you may vote your shares by following the Internet instructions on the Notice and Access to Internet Availability of Proxy Materials (the “Notice”) that was mailed to you.

(2)   You may vote by mail.  If you wish to vote by mail, you should follow the instructions on the proxy card. Shares represented by written proxy that are properly dated, executed and returned will be voted at the Annual Meeting in accordance with the instructions on such written proxy. The shares you own will be voted according to your instructions on the Proxy Card you mail.  If you return the Proxy Card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board. If no specific instructions are given, shares will be voted: (1) FOR the election the three director nominees described in the proxy statement; (2) FOR the ratification of the selection of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

(3)   You may vote by telephone. Stockholders who wish to vote by telephone should follow the instructions on the proxy card. Shares voted by telephone or represented by written proxies that are properly dated, executed and returned will be voted at the annual meeting in accordance with the instructions given by telephone. If no specific instructions are given, shares will be voted: (1) FOR the election the three director nominees described in the proxy statement; (2) FOR the ratification of the selection of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

(4)   You may vote by fax: If you wish to vote by fax, you should follow the instructions on the proxy card. Shares represented by written proxy that are properly dated, executed and faxed will be voted at the Annual Meeting in accordance with the instructions on such written proxy. The shares you own will be voted according to your instructions on the Proxy Card you mail.  If you fax the Proxy Card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board. If no specific instructions are given, shares will be voted: (1) FOR the election the three director nominees described in the proxy statement; (2) FOR the ratification of the selection of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

(5)   You may vote in person.  If you attend the meeting, you may vote by delivering your completed Proxy Card in person or you may vote by completing a ballot.  Ballots will be available at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet instead of mailing paper copies of the materials to each shareholder of record.  We elected to make this proxy statement and our Annual Report available to our stockholders on the Internet to reduce printing and shipping costs and diminish the effect of our Annual Meeting on the environment.  Instructions on how to access and review the proxy materials on the Internet can be found on the Proxy Card sent to shareholders of record and on the Notice and Access to Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder).  The Notice will also include instructions for shareholders who hold their shares in street name on how to access the Proxy Card to vote over the Internet.  Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.

On or about August 17, 2012, we will send all stockholders of record as of August 10, 2012 a Notice instructing them as to how to receive their proxy materials via the Internet this year.  The proxy materials will be available on the Internet as of August 17, 2012.

Where and when will the meeting be held?

The 2012 Annual Meeting will be held at 10:00 a.m. CST on Friday, September 28, 2012, at the JW Marriott New Orleans, 614 Canal St., New Orleans, LA 70130 - Telephone: (504) 525-6500.

How can I obtain directions to the meeting?

For directions to the location of our 2012 Annual Meeting, please visit our proxy website at https://www.iproxydirect.com/ESPI.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote at our 2012 Annual Meeting.  By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at our Annual Meeting as you have instructed.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record” and the Notice has been directly sent to you by us.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” the Notice has been forwarded to you by your broker, bank, or company appointed designee.  As the beneficial owner, you have the right to direct your broker, bank, or company appointed designee on how to vote your shares by following their instructions, which are included with this proxy, if applicable.

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes.  You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

●	signing another proxy with a later date;
●	giving our Corporate Secretary a written notice before or at the meeting that you want to revoke your proxy; or
●	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your brokerage firm provides to you.  Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (August 10, 2012) in order to be admitted to the meeting on September 28, 2012.  To be able to vote your shares held in street name at the meeting, you will need to obtain a Proxy Card from the holder of record.

What if I do not mark the boxes on my Proxy Card?

Any Proxy Card returned without directions given will be voted “FOR” all proposals presented.

Who pays for the solicitation of Proxies?

The solicitation of proxies is made on behalf of the Board.  We pay all costs to solicit these proxies.  Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities.  We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons.  We will reimburse their reasonable expenses.

Who is entitled to vote at the 2012 Annual Meeting?

Stockholders of record at the close of business on August 10, 2012, which we refer to herein as the Record Date, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting.  Our voting stock is comprised of our common stock, of which 133,130,249 shares were issued and outstanding as of the Record Date.

What happens if additional matters or amendments to matters are presented at the Meeting?

Other than the proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Meeting.  If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting or with respect to any amendments or variations to the three proposals described in this Proxy Statement.

With respect to any matter that is properly brought before the meeting, the election inspectors will treat abstentions as unvoted.

Establishing a Quorum and Votes Required

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on any of the proposals listed on the proxy card.  A quorum consists of the holders of a majority of the shares of stock issued and outstanding on August 10, 2012, the Record Date, or at least 67,000,000 voting shares.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

If I don’t vote, how will the shares I own in my brokerage account be voted?

Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Non-routine matters would be those matters more likely to affect the structure and operations of the Company, which would have a greater impact on the value of the underlying security.  Examples of non-routine matters would include, among other things, decisions as to corporate restructuring, poison pill provisions, and changes in capitalization.  In general, routine matters are those matters that do not propose to change the structure, bylaws or operations of the Company.  An example of such matters would include, among other things, approval of the auditors.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to routine matters, which require the approval of only a majority of the shares of common stock present and voting at the meeting.  However, with respect to non-routine matters, abstentions and broker non-votes generally have the effect of a vote “against” a non-routine proposal since a majority of the shares of common stock outstanding must be voted in present or by proxy at the meeting.  If your shares are held in the name of a brokerage firm, and you do not tell your broker how to vote your shares (a "broker non-vote"), the broker can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.

What vote is required for each item?

Election of Directors.  A nominee will be elected to the Board if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” counting as votes ”against” the nominee.  If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal.  If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board.  The Board will then decide whether to accept the resignation within 90 days following certification of the shareholder vote.  We will publicly disclose the Board’s decision and its reasoning with regard to the offered resignation.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of MaloneBailey, LLP, as our independent registered public accounting firm.

Who will count the votes?

The votes will be counted, tabulated and certified by Issuer Direct Corporation, our proxy agent.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board.  The Inspector of Elections will forward any written comments that you make on the Proxy Card to management without providing your name, unless you expressly request disclosure on your Proxy Card.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote FOR all of the proposals.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our Annual Meeting.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the meeting.  In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting.  However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies as the Board may recommend.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy at any time until it is voted.

How can I obtain a paper copy of the proxy materials?

You can request a paper copy of the proxy materials at no charge by following the instructions included in the Notice and Access to Internet Availability of Proxy Materials.  If you do not make a request for a paper copy of the proxy materials, you will not otherwise receive a paper copy.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available on the Securities & Exchange Commission website at http://www.sec.gov.  If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge. Please follow the instructions on the Notice.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting of Stockholders or your ownership of our common stock, please contact David Dugas, Chief Executive Officer at:

ESP Resources, Inc.
Attn: David Dugas, Chief Executive Officer
111 Lions Club Street
Scott, LA 70583
Phone: (337) 706-7056
Email: david.dugas@espchem.com

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Notice and Access to Internet Availability of Proxy Materials (“Notice”) to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of the Notice and future stockholder communication documents to any stockholder at a shared address to which a single copy of these materials were delivered, or deliver a single copy of these materials and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of proxy materials and/or annual reports by contacting us at the address noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows ownership of our common stock on August 10, 2012, based on 133,130,249 shares of common stock outstanding on that date, by (i) each director, (ii) our only named executive officer for the year ended December 31, 2011, (iii) all of our directors and executive officer as a group and (iv) each person or entity known to us to own beneficially more than five percent (5%) of our capital stock.  Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable:

		Rights to		Percentage of
	Shares of	Acquire	Total Shares	Outstanding
	Common	Common	Beneficially	Common
Name	Stock	Stock (2)	Owned	Stock (2)

Directors and Named Executive Officers
David Dugas (1)	6,800,000	10,200,000	17,000,000	10.9%
Tony Primeaux (1)	3,837,700	12,600,000	16,437,700	10.5%
William Cox (1)	235,583	250,000	485,583	<1%
All current executive officers and directors as a group (3 persons)	10,873,283	23,050,000	33,923,283	21.7%
5% Beneficial Owners
None
______
*  Less than 1%.

(1)   The address for purposes of this table is the Company’s address which is 111 Lions Club Street, Scott, LA  70583.

(2)   Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3)   Based on 133,130,249 shares of common stock outstanding on August 10, 2012, shares of common stock subject to options which are currently exercisable or which become exercisable within sixty (60) days of August 10, 2012 are deemed to be outstanding and beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

Change in Control

We are not aware of any arrangement that might result in a change in control of our Company in the future.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated three members of our current Board to be re-elected at the Annual Meeting to serve one-year terms until the 2013 Annual Meeting of stockholders and until their respective successors are elected and qualified.  Each nominee has agreed to serve if elected.

Set forth below is information regarding the nominees, as of August 10, 2012, including their ages, positions with ESP Resources, Inc., recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS FOR EACH NOMINEE.

The persons who have been nominated for election at the Annual Meeting to serve on our Board are named in the table below.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  All directors of our Company hold office until the next Annual Meeting of our shareholders and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.  The following table sets forth the names, positions and ages of our executive officers and directors.  Our board of directors elects officers and their terms of office are at the discretion of our board of directors.

	Position Held		Appointed or
Name	with the Company	Age	Elected
David Dugas	President and Director	55	December 29, 2008
Tony Primeaux	Director	56	December 29, 2008
William M. Cox	Director	52	December 29, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our directors and executive officers, indicating their principal occupations during that period, and the name and principal business of the organizations in which such occupation and employment were carried out.

Board of Directors and Executive Officers:

Mr. Dugas, a director and President since his appointment on December 29, 2008.  Mr. Dugas has over 34 years of professional engineering and management experience.  Early in his career, Mr. Dugas gained petroleum engineering and senior management experience in the oil and gas industry holding positions of increasing responsibility in the areas of production, drilling and reservoir exploitation along with property and acquisition evaluations, operations management and completion design with Chevron and Texas Pacific Oil & Gas.  Mr. Dugas continued his management and engineering development as an owner and operator of several service companies supplying equipment, goods and consulting services to the oil and gas industry in North and South America, West Africa, and the Far East.  Mr. Dugas was a founding member and co-owner of the company that became Ocean Energy, an NYSE-listed company with a multi-billion dollar market capitalization.  Mr. Dugas was the Executive Vice-President of the company with responsibility for the property acquisition, management, production and reservoir engineering functions.  In November 2006, Mr. Dugas founded ESP Resources, Inc., to provide petrochemicals and related services to the oil and gas industry in the Gulf of Mexico, Louisiana, Texas, Mississippi and Oklahoma regions through a wholly-owned subsidiary, ESP Petrochemicals, Inc.

Mr. Dugas received his B.S. degree in Petroleum Engineering from the University of Louisiana at Lafayette, graduating with highest honors.  He is a member of the Society of Petroleum Engineers, a lifetime member of Phi Beta Kappa, a member of Tau Beta Pi National Engineering Society and is a licensed professional petroleum engineer in the state of Louisiana.

Mr. Primeaux, a director since December 29, 2008, is President of ESP Petrochemicals, Inc.  Mr. Primeaux has 36 years of professional experience in the value-added specialty chemical market.  Mr. Primeaux began his career as a service and sales technician for Oilfield Chemicals, Inc., a large petrochemical supplier to oil and gas companies along the Gulf Coast and was subsequently promoted to Operations Manager of the company.  Mr. Primeaux became an owner/operator of Chemical Control, Inc., a specialty chemical company, that was sold in the 1980’s to Coastal Chemicals, a larger competitor, after 11 years of successful operations.  Mr. Primeaux has expertise in advanced interpretation and application petrochemical technologies, having designed chemical programs to achieve maximum effectiveness in some of the most hostile environments in the operating world of production operations for the oil and gas industry.

Mr. Primeaux founded ESP Petrochemicals, Inc., in March 2007 and currently serves as President of the organization.  ESP Petrochemicals, Inc., became a wholly owned subsidiary of ESP Resources, Inc., in June 2007.  Mr. Primeaux received a degree in Business Management from the University of Louisiana at Lafayette and has furthered his education attending numerous industry-sponsored courses in quality control and implementation, strategic planning and marketing, drilling, production and work-over chemistry programs.

Mr. Cox was appointed as a director on December 29, 2008.  Mr. Cox is an executive with extensive experience in the oil and gas industry, having served in various capacities as a geologist and asset manager for 30 years.  Mr. Cox currently serves as the Exploration Manager for Stone Energy Corporation, a NYSE-listed oil and gas company.  His experience as an interpretation and exploration geologist has contributed significantly to the discovery of substantial oil and gas reserves in the offshore and deepwater Gulf of Mexico including development of opportunities in the East Breaks, Green Canyon, and Garden Banks regions of the Gulf of Mexico where water depths often exceed 5,000 feet.

Mr. Cox received his Bachelor of Science degree in Geology from the University of Louisiana at Lafayette and is a Certified Petroleum Geologist and a Texas Board Certified Licensed Professional Geologist.

CORPORATE GOVERNANCE

We currently act with three (3) directors consisting of David Dugas, Tony Primeaux and William M. Cox.  William M. Cox is considered an “independent director” as defined by Rule 5605(a)(2) of The NASDAQ Listing Rules.

We do not have a standing audit, compensation or nominating committee, but our entire Board acts in such capacities.  We believe that the members of our Board are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  The Board of our Company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the Board.  In addition, we believe that retaining one or more additional directors who would qualify as independent as defined in Rule 4200(a)(15) of the Rules of Nasdaq Marketplace Rules would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

All proceedings of our Board were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Nomination Process

As of December 31, 2011, we did not implement any material changes to the procedures by which our shareholders may recommend nominees to our Board.  Our Board does not have a policy with regards to the consideration of any director candidates recommended by our shareholders.  Our Board has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the Board considers a nominee for a position on our Board.  The Board believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.  Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board and we do not have any specific process or procedure for evaluating such nominees.  The Board assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

Our Company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.  A shareholder who wishes to communicate with our Board may do so by directing a written request to the following address:

ESP Resources, Inc.
Attn:  David Dugas, Chief Executive Officer
111 Lions Club Street
Scott, LA  70583
Phone:  (337) 706-7056
Email:  david.dugas@espchem.com

The Board has nominated three members of our current Board to be re-elected at the Annual Meeting to serve one-year terms until the 2013 Annual Meeting of stockholders and until their respective successors are elected and qualified.  Each nominee has agreed to serve if elected.

Audit Committee Financial Expert

Our Board has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-B.  We believe that our Board is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  The Board does not believe that it is necessary to have an audit committee at this time because our Company believes that the functions of an audit committee can be adequately performed by our Board.  In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the size of our Company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2011; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2011, who we will collectively refer to as the named executive officers of our Company for the years ended December 31, 2011 and 2010, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Chris Metcalf Chief Executive	2010	$127,500	Nil	Nil	Nil	Nil	Nil	Nil	$127,500

David Dugas President and	2010	$180,000	Nil	350,000	$672,114	Nil	Nil	Nil	$1,202,114
Director (1)	2011	$213,000	Nil	230,000	$591,651	Nil	Nil	Nil	$1,034,651

(1)   On August 18, 2010, Mr. Chris Metcalf submitted to the Board of Directors of the Company his resignation as an officer, director and any and all other positions of the Company. The resignation of Mr. Metcalf was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices. That same day, the Board of Directors of the Company accepted Mr. Metcalf’s resignation and appointed Mr. David Dugas to serve as the Chief Executive Officer and Chief Financial Officer of the Company.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  On March 4, 2010 the board of directors approved the payment of 200,000 shares of the Company’s common stock to William Cox in remuneration for his services as an independent member of the Company’s board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Equity Compensation Plan Information and Stock Options

Stock Option Awards

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexer-cised options (#) unexer-cisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)

David Dugas	4,000,000		2,000,000	(1)	$0.15	9/21/20	-	-	-	-
	3,000,000	-	2,000,000	(2)	$0.14	6/1/21
	1,200,000	-	4,800,000	(4)	$0.10	7/10/22	5,200,000	$806,000

Tony Primeaux	4,000,000	-	2,000,000	(1)	$0.15	9/21/20	-	-	-	-
	3,000,000	-	2,000,000	(2)	$0.14	6/1/21
	2,000,000	-	-	(3)	$0.12	10/1/21	-	-	-	-
	1,600,000	-	6,400,000	(5)	$0.10	7/10/22	-	-	-	-

William M. Cox	250,000	-	-	(6)	$0.10	9/21/20	-	-	-	-

(1)
On September 21, 2010, through the Board, the Company granted non-statutory options to purchase 6,000,000 shares each to two directors (one of whom is also the CEO of the Company).  These were granted with an exercise price equal to $0.15 per share.  The stock price on the grant date was $0.12.  These options vest 33.33% on the commencement date, 33.33% on the first anniversary of the vesting commencement date and 33.33% on the second anniversary of the vesting commencement date.

(2)
On June 1, 2011, through the Board of Directors, the Company granted non-statutory options to purchase 5,000,000 shares each to two directors (one of whom is also the CEO of the Company). These options were granted with an exercise price equal to $0.14 per share.  These options vest 20% on the commencement date, 20% on December 1, 2011, 20% on June 1, 2012, 20% on December 1, 2012 and 20% June 1, 2013.

(3)
On October 1, 2011, through the Board of Directors, the Company granted options to purchase 2,000,000 shares to a director/officer of the Company as part of a new employment agreement. These options were granted with an exercise price equal to $0.12 per share and vest immediately.

(4)
July 10, 2012, through the Board of Directors, the Company granted options to purchase 6,000,000 shares to Mr. Dugas.  These options were granted with an exercise price equal to $0.10 per share and vest 20% over five (5) years, beginning on the grant date. The Company also granted 6,500,000 shares of restricted common stock to Mr. Dugas. These shares were granted at $0.10 per share and vest 20% over 5 years beginning on the grant date

(5)
July 10, 2012, through the Board of Directors, the Company granted options to purchase 8,000,000 shares to Mr. Primeaux. These options were granted with an exercise price equal to $0.10 per share and vest 20% over 5 years, beginning on the grant date.

(6)
July 10, 2012, through the Board of the Directors, the Company granted options to purchase 250,000 shares to Mr. Cox. These options were granted with an exercise price equal to $0.10 per share and vest immediately on grant date.

On July 29, 2011 shareholders approved the 2011 Stock Option and Incentive Plan which authorized up to 5,000,000 options shares. Under the plan the exercise price per share for the Stock covered by a Stock Option granted pursuant shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. The term of each Stock Option shall be fixed but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. This plan is for employees only and not available to officers and directors.

Stock option activity summary covering options is presented in the table below:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at December 31, 2011	25,600,000	$0.14	8.85
Granted	-	-	-
Exercised	-	-	-
Expired/Forfeited	(859,000)	0.15	9.15
Outstanding at June 30, 2012	24,741,000	$0.14	6.83
Exercisable at June 30, 2012	12,237,034	$0.14	6.83

The 13,600,000 options (including 1,600,000 issued to employees) that were granted during year 2011 had a weighted average grant-date fair value of $0.14 per share.  During the six months ended June 30, 2012, the Company has recognized a compensation expense of $371,952 on the stock options granted in prior years that vested during the current period for the six months ended June 30, 2012.  The fair value of the unvested shares is $1,607,000 as of June 30, 2012.  The aggregate intrinsic value of these options was $0 at June 30, 2012.  The fair value of the options granted during the year ended December 31, 2011 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

2011
Market value of stock on grant date	$0.12 - $0.14
Risk-free interest rate (1)	0.74% - 1.60%
Dividend yield	0.00%
Volatility factor	162%-189%
Weighted average expected life (2)	5 years
Expected forfeiture rate	0.00%

(1)	The risk-free interest rate was determined by management using the U.S. Treasury zero-coupon yield over the contractual term of the option on date of grant.
(2)	Due to a lack of stock option exercise history, the Company uses the simplified method under SAB 107 to estimate expected term.

DIRECTOR COMPENSATION

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board.  Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  On March 4, 2010 the Board approved the payment of 200,000 shares of the Company’s common stock to William M. Cox in remuneration for his services as an independent member of the Company’s Board.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board or a committee thereof.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has, subject to the ratification of the stockholders, appointed MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

A representative from MaloneBailey, LLP will not be at the Annual Meeting.

FEES PAID TO MALONEBAILEY, LLP

Fiscal Year 2011
Audit Fees (1)	$84,470
Audit-Related Fees (3)	-
Tax Fees	-
Subtotal	84,470
All Other Fees	-
Total Fees	$84,470

Fiscal Year 2010
Audit Fees (2)	$77,525
Audit-Related Fees (3)	-
Tax Fees	-
Subtotal	77,525
All Other Fees	-
Total Fees	$77,525

(1)
Audit Fees.  These are fees for professional services for the audit of our annual financial statements dated December 31, 2011 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q.  Additional amounts for our 2011 year-end audit were paid in 2012 and will be reported in the proxy statement for the 2012 Annual Meeting.

(2)
Audit Fees.  These are fees for professional services for the audit of our annual financial statements dated December 31, 2010 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q.  Additional amounts for our 2010 year-end audit were paid in 2011 and have been reported in 2012.

(3)
Audit-Related Fees.  These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

Our Board, who acts as our audit committee, has adopted a policy governing the pre-approval by the Board of all services, audit and non-audit, to be provided by our independent auditors.  Under the policy, the Board has pre-approved the provision by our independent auditors of specific audit, audit related, tax and other non-audit services as being consistent with auditor independence.  Requests or applications to provide services that require the specific pre-approval of the Board must be submitted to the Board by the independent auditors, and the independent auditors must advise the Board as to whether, in the independent auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Board has considered the nature and amount of the fees billed by MaloneBailey, LLP, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of the firm.  The Board has also received and reviewed the written disclosures and the letter from MaloneBailey, LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications by MaloneBailey, LLP with the Board concerning independence, and has discussed with MaloneBailey, LLP its independence from ESP Resources, Inc.

Based upon the review and discussions referred to above, the Board recommends that the audited financial statements of ESP Resources, Inc., for the 2011 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2011 and December 31, 2010, the Company had balances due to related parties as follows:

	December 31,	December 31,
	2011	2010
Due to officer	$18,172
Due to ESP Enterprises	$58,114	$58,139

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2011, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On June 1, 2011, through the Board of Directors, the Company granted non-statutory options to purchase 5,000,000 shares each to two directors (one of whom is also the CEO of the Company). These options were granted with an exercise price equal to $0.14 per share. The stock price on the grant date was $0.125 per share. These options vest 20% on the commencement date, 20% on December 1, 2011 and 20% on the remaining 2 years anniversary of the vesting commencement date.

On October 1, 2011, the Company entered into a three year employment agreement with David Dugas to serve as President of the Company. Mr. Dugas will receive cash compensation of $16,667 per month and normal employee benefits. In addition, he received a one-time grant of 2,000,000 shares of common stock with a value of $230,000.

On October 1, 2011, the Company entered into a three year employment agreement with Tony Primeaux to serve as President of ESP Petrochemicals. Mr. Primeaux will receive cash compensation of $15,000 per month and normal employee benefits. In addition, he received a one-time grant of 2,000,000 option shares of common stock with a exercise price of $0.12 per share, which vest immediately, the value of the options are $220,880.

OTHER BUSINESS

Management knows of no other matters that may be properly presented at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC.  All reports were filed as of August 10, 2012.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2013 Annual Meeting of stockholders, the proposal must be received by us, attention:  David Dugas, Chief Executive Officer, at our principal executive offices by December 11, 2012.  Also in accordance with SEC guidelines, if a stockholder notifies us of that stockholder’s intent to present a proposal at our 2013 Annual Meeting of stockholders after December 11, 2012, we may, acting through the persons named as proxies in the proxy materials for that meeting, exercise discretionary voting authority with respect to the proposal without including information about the proposal in our proxy materials.  However, in either case, if the date of the 2013 Annual Meeting is changed by more than 30 days from the date of the 2012 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one ESP Resources stock account, we are taking advantage of “house-holding” rules that permit us to deliver only one Notice and Access to Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested.  If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address.  If you wish to revoke a consent previously provided to your broker, you must contact the broker to do so.  In any event, if you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you.  For future Annual Meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by either: (i) telephoning us at (337) 706-7056; (ii) sending a letter to us at 111 Lions Club Street, Scott, LA 70583, Attention:  Chief Executive Officer; or (iii) sending an e-mail to us at david.dugas@espchem.com.  If you hold your shares through a broker, you can request a single copy of materials for future meetings by contacting the broker.

By Order of the Board of Directors,

August 10, 2012	David Dugas
Scott, Louisiana	Chief Executive Officer and President